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                                                                   EXHIBIT 23(a)

                                                             August 29, 2002


Science Applications
International Corporation
10260 Campus Point Drive
San Diego, CA 92121

Re:     SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
        File No. 333-67696

Gentlemen:

        I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters." In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the commission thereunder.

                                            Very truly yours,

                                            /s/ DOUGLAS E. SCOTT

                                            Douglas E. Scott
                                            Senior Vice President
                                            and General Counsel